Exhibit No. 10.15
Schedule of Participating Directors and Officers
The Company has entered into indemnification agreements with its directors including, Stan A. Askren, Jon A. Boscia, James J. Gaffney, Judith R. Haberkorn, James J. O’Connor and John J. Roberts and certain of its officers including, Michael D. Lockhart, Stephen F. McNamara, Jeffrey D. Nickel and Frank J. Ready.